                                                               Filed Pursuant to
                                                        Rule 424 (b) (3) and (c)
                                                              File No. 333-54350

                              GILEAD SCIENCES, INC.

                          $250,000,000 PRINCIPAL AMOUNT
             5% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2007
                                       AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                ------------------------------------------------

         This prospectus supplement should be read in conjunction with the prospectus dated February 9, 2001, which is to be delivered with this prospectus supplement.

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                ------------------------------------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                ------------------------------------------------

         The table and related notes, and the paragraph immediately following the table and related notes, appearing in the prospectus under the heading "Selling Securityholders" is superseded by the following table and related notes, and the following paragraph immediately following the table and related notes:

                                                      PRINCIPAL                                 PRINCIPAL
                                                      AMOUNT OF                                 AMOUNT OF       COMMON
                                                        NOTES                                   NOTES OWNED   STOCK OWNED
                                                    BENEFICIALLY     COMMON STOCK     COMMON      AFTER         AFTER
                                                      OWNED AND      BENEFICIALLY     STOCK     COMPLETION    COMPLETION
NAME                                                 OFFERED(1)       OWNED(2)        OFFERED   OF OFFERING   OF OFFERING
------------------------------------------------   --------------   --------------  ----------  -----------  --------------
1976 Distribution Trust FBO A.R. Lander /
     Zinterhofer                                        14,000            284            284          0             0
1976 Distribution Trust FBO Jane A. Lander              14,000            284            284          0             0
AAM / Zazove Institutional Income Fund, L.P.
     (BS)                                            1,000,000         20,356         20,356          0             0
AFTRA Health Fund                                       75,000          1,526          1,526          0             0
Alexandra Global Investment Fund 1, Ltd.             2,500,000         50,890         50,890          0             0
American Motorist Insurance Company                    489,000          9,954          9,954          0             0
Arapahoe County Colorado                                48,000            977            977          0             0
Argent Classic Convertible Arbitrage Fund
     (Bermuda) Ltd.                                  7,000,000        142,493        142,493          0             0
Argent Convertible Arbitrage Fund Ltd.               4,000,000         81,424         81,424          0             0
BP Amoco PLC, Master Trust                           1,072,000         21,821         21,821          0             0
British Virgin Islands Social Security Board            36,000            732            732          0             0
Brown & Williamson Tobacco Retirement Trust             25,000            508            508          0             0
Century National Insurance Company                     500,000         10,178         10,178          0             0
City of New Orleans                                    201,000          4,091          4,091          0             0
Deutsche Banc Alex Brown Inc                        15,125,000        307,888        307,888          0             0
Employee Benefit Convertible Securities Fund
   (Custodian DTC #955 Bank of America
     Personal Trust)                                   175,000          3,562          3,562          0             0
Fidelity Financial Trust: Fidelity
   Convertible Securities Fund                       5,500,000        111,959        111,959          0             0
First Union Securities Inc.                          2,025,000         41,221         41,221          0             0
FIST Convertible Securities Fund                     1,500,000         30,534         30,534          0             0
Forest Alternative Strategies Fund II L.P. ASM          25,000            508            508          0             0
Forest Global Convertible Fund A-5                   1,755,000         35,725         35,725          0             0
HFR Master Fund Ltd.                                   120,000          2,442          2,442          0             0
Highbridge International LLC                         6,852,000        139,480        139,480          0             0
Hotel Union & Hotel Industry of Hawaii                 373,000          7,592          7,592          0             0
Jefferies & Company Inc.                                 8,000            162            162          0             0
JMG Capital Partners, LP                             3,500,000         71,246         71,246          0             0
JMG Triton Offshore Fund Ltd.                        3,500,000         71,246         71,246          0             0
J.P. Morgan Securities, Inc.                           500,000         10,178         10,178          0             0
KBC Financial Products USA                           2,500,000         50,890         50,890          0             0
Lehman Brothers Inc.                                20,000,000        407,124        407,124          0             0
Lipper Convertibles L.P.                             1,000,000         20,356         20,356          0             0
LLT Limited                                            100,000          2,035          2,035          0             0
Local Initiatives Support Corporation                   46,000            936            936          0             0
Mainstay Convertible Fund                            1,400,000         28,498         28,498          0             0
Mainstay VP Convertible Portfolio                      350,000          7,124          7,124          0             0
Merrill Lynch Insurance Group                          246,000          5,007          5,007          0             0
Nabisco Holdings                                        29,000            590            590          0             0
Nations Convertible Securities Fund
   (Custodian DTC #901 Bank of New York)             3,575,000         72,773         72,773          0             0
New Orleans Firefighters Pension / Relief Fund         106,000          2,157          2,157          0             0
New York Life Insurance and Annuity
     Corporation                                     1,000,000         20,356         20,356          0             0
New York Life Insurance Company                      9,000,000        183,206        183,206          0             0
New York Life Separate Account #7                      150,000          3,053          3,053          0             0

                                                      PRINCIPAL                                 PRINCIPAL
                                                      AMOUNT OF                                 AMOUNT OF       COMMON
                                                        NOTES                                   NOTES OWNED   STOCK OWNED
                                                    BENEFICIALLY     COMMON STOCK     COMMON      AFTER         AFTER
                                                      OWNED AND      BENEFICIALLY     STOCK     COMPLETION    COMPLETION
NAME                                                 OFFERED(1)       OWNED(2)        OFFERED   OF OFFERING   OF OFFERING
------------------------------------------------   --------------   --------------  ----------  -----------  --------------
Occidental Petroleum Corporation                       194,000          3,949          3,949          0             0
Oppenheimer Convertible Securities Fund              3,000,000         61,068         61,068          0             0
Pacific Life Insurance Company                       1,000,000         20,356         20,356          0             0
Parker-Hannifin Corporation                             37,000            753            753          0             0
Pro-Mutual                                             685,000         13,944         13,944          0             0
Putnam Asset Allocation Funds-Balanced
     Portfolio                                         150,000          3,053          3,053          0             0
Putnam Asset Allocation Funds-Conservative
     Portfolio                                          89,000          1,811          1,811          0             0
Putnam Convertible Income-Growth Trust               2,000,000         40,712         40,712          0             0
Putnam Convertible Opportunities and
     IncomeTrust                                        49,000            997            997          0             0
Putnam High Income Convertible and Bond Fund           300,000          6,106          6,106          0             0
Raytheon Master Pension Trust                          529,000         10,768         10,768          0             0
RBC Capital Services, Inc. c/o Forest
     Investment Mngt., L.L.C.                           20,000            407            407          0             0
RJR Reynolds                                            92,000          1,872          1,872          0             0
Robertson Stephens                                   6,000,000        122,137        122,137          0             0
Rockhaven Premier Dividend Fund                        590,000         12,010         12,010          0             0
San Diego County Employees Retirement
     Association                                     2,100,000         42,748         42,748          0             0
SG Cowen Securities Corporation                      2,000,000         40,712         40,712          0             0
Shell Pension Trust                                    428,000          8,712          8,712          0             0
Smithfield Trust Company                                10,000            203            203          0             0
State of Maryland Retirement System                  2,509,000         51,073         51,073          0             0
The City University of New York                        119,000          2,422          2,422          0             0
The Grable Foundation                                   91,000          1,852          1,852          0             0
The Grady Hospital Foundation                          103,000          2,096          2,096          0             0
Tribeca Investment LLC                               8,000,000        162,849        162,849          0             0
University of Rochester                                 19,000            386            386          0             0
Viacom Inc. Pension Plan Master Trust                   47,000            956            956          0             0
Zurich Master Hedge Fund c/o Forest
     Investment Mngt., L.L.C.                          100,000          2,035          2,035          0             0

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes and common stock.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

         With the exception of J.P. Morgan Securities, Inc., Lehman Brothers Inc. and Morgan Stanley & Co., none of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years. J. P. Morgan Securities, Inc., Lehman Brothers Inc. and Morgan Stanley & Co. were initial purchasers of the notes. The selling holders purchased the notes in private transactions on or after December 13, 2000.

             The date of this prospectus supplement is June 4, 2001.